Exhibit 99.1


                                Table of Contents

                                                                Page
                                                              ---------

Independent Auditors' Report                                     5

Financial Statements

    Statements of Revenues and Direct Operating Expenses         6

    Notes to Statements of Revenues and Direct Operating
    Expenses                                                     8

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             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Orr Energy LLC

We have audited the accompanying statements of revenues and direct operating expenses of the properties (the "Orr Assets") acquired by Synergy Resources Corporation (the "Company"), from Orr Energy LLC for the years ended December 31, 2011, 2010 and 2009. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. The auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities of Exchange Commission as described in Note 2 to the statements and are not intended to be a complete financial presentation of the Company's interest in the Orr Assets.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses, described in Note 2, of the Orr Assets for the years ended December 31, 2011, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.


                                            /s/ EKS&H LLLP
                                            ---------------
                                            EKS&H LLLP

Denver, Colorado
February 13, 2013

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                               Acquired Orr Assets
          Statements of Revenues and Direct Operating Expenses For the
                  years ended December 31, 2011, 2010, and 2009
                                 (in thousands)


                               December 31,    December 31,    December 31,
                                   2011            2010            2009
                               -------------   -------------  ---------------
Revenues:

  Oil and gas revenues         $      9,159    $      5,720   $        3,481
                               -------------   -------------  ---------------
     Total revenues                   9,159           5,720            3,481


Direct operating expenses:
  Lease operating expenses
                                        470             353            312
  Severance and ad valorem
taxes                                   916             537            348
                               -------------   -------------  ---------------
    Total direct operating
expenses                              1,386             890            660
                               -------------   -------------  ---------------

                               -------------   -------------  ---------------

Revenues in excess of direct   $      7,773    $      4,830   $       2,821
operating expenses             =============   =============  ===============


         The accompanying notes are an integral part of these financial statements.

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                               Acquired Orr Assets
          Statements of Revenues and Direct Operating Expenses For the
                  nine months ended September 30, 2012 and 2011
                                 (in thousands)


                                    September 30,      September 30,
                                         2012               2011
                                    ---------------  -------------------
                                      (Unaudited)       (Unaudited)
Revenues:

  Oil and gas revenues              $      5,037     $        7,126
                                    ---------------  -------------------
     Total revenues                        5,037              7,126

Direct operating expenses:
  Lease operating expenses                  204                380
  Severance and ad valorem taxes            504                713
                                    ---------------  -------------------
Total direct oper                           708              1,093
                                    ---------------  -------------------

                                    ---------------  -------------------

Revenues in excess of direct        $     4,329      $       6,033
operating expenses                  ===============  ===================




         The accompanying notes are an integral part of these financial statements.

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                               ACQUIRED ORR ASSETS
              For the years ended December 31, 2011, 2010 and 2009 and the nine months ended September 30, 2012 and 2011

1. Orr Assets and Summary of Significant Accounting Policies

Orr Assets: On October 23, 2012, Synergy Resources Corporation (the "Company") entered into a definitive purchase and sale agreement ("the Agreement"), with Orr Energy, LLC ("Orr"), for its interests in 36 producing oil and gas wells and approximately 3,933 gross (3,196 net) mineral acres ("the Orr Assets"). On December 5, 2012, the Company closed the transaction for a combination of cash and stock. Orr received 3.1 million shares of Synergy's common stock valued at $13.5 million and cash consideration of approximately $28.5 million. The accompanying Statements represent the acquired interest in the revenues and direct operating expenses of the Orr Assets.

Oil and Gas Reserves: Oil and gas reserves represent theoretical, estimated quantities of crude oil and natural gas which geological and engineering data estimate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and gas reserves and their values, including many factors beyond Orr's control. Accordingly, reserve estimates are different from the future quantities of oil and gas that are ultimately recovered and the corresponding lifting costs associated with the recovery of these reserves.

Oil and Gas Sales: Orr derives revenue from the sale of produced crude oil and natural gas produced. Revenues from production from wells in which Orr shares an economic interest with other owners are recognized on the basis of Orr's pro-rata interest. Revenues are reported on a gross basis for the amounts received before taking into account production taxes and lease operating costs, which are reported as direct operating expenses.

Revenue is recorded using the sales method, which occurs in the month production is delivered to the purchaser, at which time ownership of the oil is transferred to the purchaser. Payment is generally received within thirty days after the date of production. Provided that reasonable estimates can be made, revenue and receivables are accrued to recognize delivery of product to the purchaser. Differences between estimates and actual volumes and prices, if any, are adjusted upon final settlement.

Direct Operating Expenses: Costs incurred to operate and maintain wells and related equipment and facilities are expensed as incurred. Direct operating expenses include the costs of labor to operate the wells and related equipment, repairs and maintenance, materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities, property taxes and insurance applicable to producing properties and wells and related equipment and facilities, and severance taxes.

Use of Estimates: The preparation of financial statements in conformity with United States generally accepted accounting principles (US GAAP) requires the use of estimates and assumptions regarding certain types of revenues and direct expenses. Such estimates primarily relate to unsettled transactions as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from these estimates.

2. Basis of Presentation, Omitted Financial Information, and Interim Financial Information

The accompanying  statements of revenues and direct operating expenses relate to

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the  operations  of the Orr Assets  and have been  derived  from the  historical accounting records maintained by Orr. Certain costs such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes are omitted. As such, this financial information is not intended to be a complete presentation of the revenues and expenses of the Orr Assets. Furthermore, the information may not be representative of future operations due to changes in the business and the exclusion of the omitted information. The historical statements of revenues and direct operating expenses of the Orr Assets are presented in lieu of the full financial statements required under Item 3-05 of the SEC Regulation S-X.

The Company believes that it is appropriate to provide historical statements of revenues and direct operating expenses for the Orr Assets in lieu of complete financial statements for the following reasons:

     o Financial statements prepared in accordance with generally accepted accounting principles were never prepared for the Orr Assets. Certain financial calculations, such as calculation of depreciation, depletion, and amortization expense under the full cost method of accounting, and the estimation of asset retirement obligations, were not prepared. Indirect expenses were not allocated to individual assets. Certain expenses related to the assets were recorded on a commingled basis with expenses related to other assets owned by various Orr entities;

     o The acquisition of the Orr Assets does not include the acquisition of any indirect assets or systems used by Orr. The Orr Assets will be integrated with other assets owned by Synergy, and any future indirect activities will be performed by Synergy employees. None of the managers or other personnel performing indirect activities for Orr will be employed by Synergy;

     o Historical depreciation, depletion and amortization attributable to the Orr Assets is irrelevant to Synergy investors as future calculations will be based upon the fair value of the Orr Assets at the date of acquisition and costs incurred in prior periods will have no impact on the calculation.

Interim Financial Information: The financial information for the nine months ended September 30, 2012 and 2011 is unaudited. In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals necessary for a fair statement of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation. The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

3. Commitments and Contingencies

Pursuant to the terms of the Agreement, there are no claims, litigation or disputes pending as of the effective date, or any matters arising in connection with indemnifications, and the parties to the Agreement are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

4. Unaudited Oil and Gas Reserves Information

Oil and Natural Gas Reserve Information: Proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (prices and costs held constant as of the date the estimate is made). Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved

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undeveloped  reserves  are reserves  that are expected to be recovered  from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Proved oil and natural gas reserve information as of December 31, 2011, and the related discounted future net cash flows excluding income taxes are based on engineering estimates. Reserve information for the properties was prepared in accordance with guidelines established by the SEC. Proved oil and gas reserves were calculated based on the prices for oil and gas during the 12 month period before the respective reporting date, determined as the unweighted arithmetic average of the first day of the month price for each month within such period. This average price is also used in calculating the aggregate amount and changes in future cash inflows related to the standardized measure of discounted future cash flows. Undrilled locations are classified as having proved undeveloped reserves only if a development plan has been implemented indicating that they are scheduled to be drilled within five years.

As SEC compliant reserve studies were not prepared for periods prior to December 31, 2011, the December 31, 2010 and 2009, reserve estimates were based on December 31, 2011 reserve estimates adjusted for actual 2011 production (December 31, 2010) and actual 2010 production (December 31, 2009). As such, the December 31, 2010 and 2009, reserve estimates do not include the impact, if any, of timing, pricing or revisions of prior estimates.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

An SEC compliant reserve study is not necessarily indicative of fair value under the terms prescribed by ASC 805. An SEC compliant reserve report is based on historical commodity prices while a fair value report is typically based on forward looking prices. Additionally, the SEC method does not take into account the uncertainty of developing reserves while the fair value method applies a risk weighting to the different reserve classes.

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The following table sets forth information regarding estimated quantities of proved developed and undeveloped oil and gas reserve quantities of the Orr Assets and changes therein for each of the fiscal years presented:

                                              Oil (Bbl)    Gas (McF)
                                              ----------  ------------
     Balance January 1, 2009                    810,378     7,079,606
         Extensions, discoveries, and
         other additions                        340,239     2,286,915
         Production                             (48,239)     (263,383)
                                              ----------  ------------
     December 31, 2009                        1,102,378     9,103,138
         Extensions, discoveries, and
         other additions                        131,194       551,577
         Production                             (55,773)     (388,846)
                                              ----------  ------------
     December 31, 2010                        1,177,799     9,265,869
         Extensions, discoveries, and
         other additions                        253,097     1,096,157
         Production                            (77,913)     (460,348)
                                              ----------  ------------
     December 31, 2011                        1,352,983     9,901,678
                                              ==========  ============

     Proved developed reserves included above:

     December 31, 2009                          428,843     2,972,171
                                              ==========  ============
     December 31, 2010                          707,813     3,957,789
                                              ==========  ============
     December 31, 2011                          783,283     4,330,498
                                              ==========  ============

     Proved undeveloped reserves included above:

     December 31, 2009                          673,535     6,130,967
                                              ==========  ============
     December 31, 2010                          469,986     5,308,080
                                              ==========  ============
     December 31, 2011                          569,700     5,571,180
                                              ==========  ============

Standardized Measure of Discounted Future Net Cash Flows: The following summary sets forth the future net cash flows relating to proved oil and gas reserves of the Orr Assets based on the standardized measure described earlier. The disclosure excludes the impact, if any, of timing, pricing, or revisions of prior estimates. As discussed above, December 31, 2010 and 2009 amounts were based on the reserves as of December 31, 2011, with a backward adjustment for actual sales and production costs during the respective period.

                                                         December 31,
                                                --------------------------------
(in                                                2011        2010       2009
thousands)
                                                ----------  ---------  ---------
Future oil and gas sales                        $ 173,110   $ 178,246  $ 183,966
Future production                                 (31,693)   (29,604)   (30,495)
Future development costs                          (18,280)   (17,555)   (17,555)
                                                ----------  ---------  ---------
     Future net cash flows                        123,137    131,087    135,916
10% annual discount                               (71,870)   (82,507)   (87,612)
                                                ----------  ---------  ---------

Standardized measure of discounted future
net cash flows                                    $ 51,267   $ 48,580   $ 48,304
                                                 =========  =========  =========

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Changes in the  Standardized  Measure of  Discounted  Future Net Cash Flows:  An
analysis of the changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2011, 2010, and 2009 are as follows and excludes the impact, if any, of timing, pricing or revisions of prior estimates as discussed earlier:

                                                          December 31,
                                               ---------------------------------
(in thousands)                                    2011        2010        2009
                                               ---------   ----------  ---------
Standardized measure of future net cash
flows, beginning of year                         $ 48,580     $ 48,304  $37,837
     Sales of oil and gas, net of
production costs and taxes                         (7,773)      (4,830)  (2,821)
     Extensions, discoveries, and
improved recovery                                  10,460        5,106   13,288
                                               ----------      -------   -------
Standardized measure of future net cash
flows, end of year                               $ 51,267     $ 48,580   $48,304
                                                 =========    ======== =========

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